                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 22, 2005

                         SYNOVA HEALTHCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                    000-51492               91-1951171
 (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.)


              1400 N. Providence Road, Suite 6010, Media, PA 19063
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (610) 565-7080

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


================================================================================

ITEM. 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 22, 2005, Synova Healthcare, Inc. ("Synova"), a subsidiary of Synova Healthcare Group, Inc. (the "Company"), entered into a distribution agreement with Common Sense Ltd. ("Common Sense"), the proprietary owner and supplier of certain diagnostic panty-liners for detection of vaginal infections (the "Product"). The distribution agreement, effective as of December 22, 2005, grants to Synova the exclusive right to distribute the Product in the United States of America, Mexico, and Canada. The term of the distribution agreement runs through December 31, 2010, but it may be renewed by Synova for one additional two-year term upon written notice to Common Sense 180 days before December 31, 2010 (provided that Synova has met all Product purchase targets set forth for the then-current term and that the parties agree upon new Product purchase targets for the renewal term).

         Under the terms of the distribution agreement, Common Sense is required to supply Synova with the requested amount of Product, and Synova is required to purchase certain minimum quantities of the Product. The failure to meet such minimum purchase requirements may result in termination of the agreement by Common Sense. Additionally, under the terms of the distribution agreement, Common Sense may cancel the agreement at any time upon 30 days' prior written notice to Synova, provided that Common Sense pays to Synova an early termination fee.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           SYNOVA HEALTHCARE GROUP, INC.



Date: December 29, 2005                    By: /s/ Stephen E. King
                                              ---------------------------------
                                               Name: Stephen E. King
                                               Title: Chief Executive Officer